Exhibit 10.1

March 28, 2012

Mr. Dennis Thatcher
Mission Broadcasting, Inc.
30400 Detroit Road
Suite 304
Westlake, OH 44145-1855

Re:  Shared Services Agreement for KODE-TV

Dear Dennis:

Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. are parties to a Shared Services Agreement for broadcast station KODE-TV, Joplin, Missouri dated as of April 1, 2002 (as amended) the initial term of which expires as of March 31, 2012.  Pursuant to Section 7 of this Agreement, the term of the Agreement shall be extended for an additional ten (10) year term, unless either party provides at least six months notice of its intent to terminate the Agreement.

This letter is to confirm that neither Nexstar nor Mission has provided the requisite notice of termination for this Shared Services Agreement; and it is the parties’ intent that the Shared Services Agreement for KODE-TV continue in effect pursuant to the terms thereof (as amended from time to time).  Please confirm Mission’s agreement by signing this letter and returning it to my attention.

Thank you.

Sincerely,

/s/ Elizabeth Ryder
Elizabeth Ryder
Vice President & General Counsel

Acknowledged and Agreed:
Mission Broadcasting, Inc.

By:/s/ Dennis Thatcher
Dennis Thatcher
President